As filed with the Securities and Exchange Commission on June 14, 2001
                                                Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                T/R SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

                   Georgia                               58-1958870
       (State or other jurisdiction of        (I.R.S. Employee Identification
       incorporation or organization)                       No.)

             1300 Oakbrook Drive
              Norcross, Georgia                            30093
  (Address of principal executive offices)               (Zip Code)

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               T/R SYSTEMS, INC. 1994 ASSOCIATES STOCK OPTION PLAN
                            (Full title of the plan)

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                              Michael E. Kohlsdorf
                      President and Chief Executive Officer
                                T/R Systems, Inc.
                               1300 Oakbrook Drive
                             Norcross, Georgia 30093
                     (Name and address of agent for service)

                                 (770) 448-9008
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

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                                                    CALCULATION OF REGISTRATION FEE

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                                                        Proposed maximum          Proposed maximum         Amount of
    Title of securities          Amount to be            offering price              aggregate            registration
      to be registered            Registered              per share(1)           offering price(1)           fee(2)
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Common Stock, $.01 par value     50,000 shares                $3.80                 $190,000.00              $48.00
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         (1) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The offering price is calculated based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the Nasdaq National Market on June 7, 2001, a date within 5 business days prior to the filing of this Registration Statement.

         (2) The registration fee is calculated by multiplying the product of the proposed maximum offering price per share and the number of shares to be registered by .000250.
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                                EXPLANATORY NOTE


The purpose of this Registration Statement is to register 50,000 additional shares of common stock, par value $0.01 per share, of T/R Systems, Inc. (the "Company"), issuable pursuant to the Company's 1994 Associates Stock Option Plan, as amended. In accordance with General Instruction E of Form S-8, the information contained on the registration statement on Form S-8 (File No. 333-36912) is incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
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         Exhibit
         Number            Description
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         4 T/R Systems, Inc. 1994 Associates Stock Option Plan, as amended

         5                 Opinion of Jones, Day, Reavis & Pogue re: legality

         23.1              Consent of Jones, Day, Reavis & Pogue (included in
                           Exhibit 5)

         23.2 Consent of Deloitte & Touche LLP, independent auditors

         24                Power of Attorney (included in the signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 14th day of June, 2001.


                                    T/R SYSTEMS, INC.



                                    By:  /s/ Michael E. Kohlsdorf
                                         --------------------------------------
                                         Michael E. Kohlsdorf
                                         President and Chief Executive Officer







                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Michael E. Kohlsdorf and Lyle W. Newkirk, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


             Signature                                   Title                               Date
             ---------                                   -----                               ----

/s/ Michael E. Kohlsdorf                President and Chief Executive Officer             June 14, 2001
-----------------------------------     (Principal Executive Officer)
 Michael E. Kohlsdorf

/s/ Lyle W. Newkirk                     Senior Vice President, Chief Financial Officer,   June 14, 2001
------------------------------------    Secretary and Treasurer (Principal Financial
 Lyle W. Newkirk                        and Accounting Officer)

/s/ Charles H. Phipps                                     Director                        June 14, 2001
------------------------------------
 Charles H. Phipps

                                                          Director
------------------------------------
 C. Harold Gaffin

/s/ Philip T. Gianos                                      Director                        June 14, 2001
------------------------------------
 Philip T. Gianos

/s/ Kevin J. McGarity                                     Director                        June 14, 2001
------------------------------------
 Kevin J. McGarity

/s/ Peter S. Sealey                                       Director                        June 14, 2001
------------------------------------
 Peter S. Sealey

/s/ E. Neal Tompkins                                      Director                        June 6, 2001
------------------------------------
 E. Neal Tompkins

                                  EXHIBIT INDEX




Exhibit                                                                                      Page
Number                                Description                                           Number
------                                -----------                                           ------

4              T/R Systems, Inc. 1994 Associates Stock Option Plan, as amended              Page 6

5              Opinion of Jones, Day, Reavis & Pogue re: legality                           Page 11

23.1           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

23.2           Consent of Deloitte & Touche, independent auditors                           Page 12

24             Power of Attorney (included in signature page)